Exhibit 10(d)

AMENDMENT FIVE
TO
THE FLEETBOSTON FINANCIAL CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2
(1997 Restatement)

     Article 11 of the Plan is amended effective January 1, 2003, to read as follows:

ARTICLE 11. ASSIGNMENT OR ALIENATION

     11.1 General Rule. Except as provided in Section 11.2 or as otherwise required by law, the interest hereunder of any Participant or Beneficiary shall not be alienable by the Participant or Beneficiary by assignment or any other method and will not be subject to be taken by his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected shall not be recognized.

     11.2 Domestic Relations Orders.

     (a)  All or a portion of a Participant’s benefit under the Plan may be paid to another person as specified in a “Qualified Domestic Relations Order.” For this purpose, a “Qualified Domestic Relations Order” means a judgment, decree, or order (including the approval of a settlement agreement) which is:

          (i) issued pursuant to a State’s domestic relations law;

          (ii) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

          (iii) creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

          (iv) provides for payment in an immediate lump sum as soon as practicable after the Committee determines that a Qualified Domestic Relations Order exists; and

          (v) meets such other requirements established by the Committee.

     (b)  The Committee shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Committee may consider:

          (i) the rules applicable to “domestic relations orders” under section 414(p) of the Internal Revenue Code of 1986 and section 206(d) of ERISA;

          (ii) the procedures used under the FleetBoston Financial Savings Plan to determine the qualified status of domestic relations orders; and

          (iii) such other rules and procedures as it deems relevant.

     IN WITNESS WHEREOF, this Amendment Five was adopted by the Human Resources Committee at its June 17, 2003 meeting and is executed by a duly authorized officer of FleetBoston Financial Corporation.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. ANNE SZOSTAK

M. Anne Szostak
Executive Vice President and Director of Human Resources